UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported July 10, 2002

Commission file number 333-43157

NORTHLAND CABLE TELEVISION, INC.

(Exact name of registrant as specified in its charter)

STATE OF WASHINGTON	91-1311836

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

AND SUBSIDIARY GUARANTOR:

NORTHLAND CABLE NEWS, INC.

(Exact name of registrant as specified in its charter)

STATE OF WASHINGTON	91-1638891

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, SUITE 3600 SEATTLE, WASHINGTON	98101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (206) 621-1351

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X] No [   ]

This filing contains 2 pages. Exhibits index appears on page 1.

ITEM 5. Other Events
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES

ITEM 5. Other Events

In July, management of Northland Cable Television, Inc. and Subsidiary (the “Company”) became aware of a misclassification in the Company’s financial statements as of, and for the year ended December 31, 2001, and for the quarter ended March 31, 2002. The misclassification is a result of the implementation of Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activity”, on January 1, 2001 for those interest rate swap agreements that existed at implementation. Management believes that correction of this misclassification would result in the reclassification of a non-cash item from the Company’s statement of operations to other comprehensive income, a component of shareholder’s equity, and that such correction would have no impact on income from operations, earnings before interest, taxes, depreciation and amortization (EBITDA) or the Company’s calculations of or compliance with the restrictive covenants under the terms of its loan agreement for the periods affected.

As of January 1, 2001 the Company had two interest rate swap agreements that expire in August of 2002. Upon implementation of SFAS No. 133, the Company recognized approximately $700,000 as a non-cash, cumulative effect of change in accounting principle in its statement of operations, which represents the fair market value of these interest rate swap agreements. This amount should have been classified as a component of other comprehensive income on the balance sheet upon implementation, which would then be amortized into earnings over the remaining term of the swap agreements. As a result, it is management’s estimate that net loss for the year ended December 31, 2001 was understated by approximately $300,000. Other than the impact of this misclassification in the initial implementation of SFAS No. 133 management believes its ongoing accounting for interest rate swap agreements has been proper.

Management and the Board of Directors of the Company concluded that it was in the best interest of the Company to reissue the financial statements and audit opinion for the periods affected by this misclassification. Once this process is complete, the company will be filing amendments to Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001, September 30, 2001 and March 31, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Northland Cable Television, Inc. and Subsidiary

	SIGNATURES	CAPACITIES	DATE

/s/	Richard I. Clark	Executive Vice President, Treasurer	7-18-02
and Assistant Secretary
Richard I. Clark

/s/	Gary S. Jones	President	7-18-02

Gary S. Jones